Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Second Quarter 2015 Results

MINNEAPOLIS, July 28, 2015 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three and six months ended June 30, 2015.

“We are pleased with a strong first half of 2015 and remain focused on delivering our annual 2015 growth goals,” said Kevin Gilligan, chairman and chief executive officer. “Our results demonstrate Capella’s differentiation in the market as we focus on executing our strategies for long-term growth.”

For the three months ended June 30, 2015:

•	Revenues were $108.0 million, compared to $104.8 million in the second quarter of 2014, an increase of 3.0 percent.

•
Capella University total active enrollment increased 4.3 percent to 37,346, new enrollment increased by 2.9 percent from second quarter 2014 and early cohort persistence improved by approximately 3 percent.

•
Operating income was $17.1 million, compared to $15.5 million for the same period in 2014. Operating margin was 15.8 percent, compared to 14.8 percent for the second quarter 2014. The 2014 period includes a lease amendment charge of approximately $2.7 million.

•	Net income for the second quarter of 2015 was $10.3 million, compared to $9.0 million for the same period in 2014.

•	Net income per diluted share was $0.83, compared to $0.72 for the same period in 2014.

For the six-month period ended June 30, 2015:

•	Revenues increased by 3.2 percent to $217.1 million, compared to $210.4 million for the same period in 2014.

•
Operating income for the six-month period ended June 30, 2015 was $33.9 million, or 15.6 percent of revenue, compared to $30.6 million, or 14.5 percent of revenue during the same period in 2014. The 2014 period includes a lease amendment charge of approximately $2.7 million.

•	Net income was $20.4 million, or $1.64 per diluted share, compared to $17.9 million, or $1.42 per diluted share, for the same period in 2014.

Balance Sheet and Cash Flow

As of June 30, 2015, the Company had cash and marketable securities of $176.3 million, compared to $167.1 million at Dec. 31, 2014, and no debt outstanding as of June 30, 2015.

Cash flow from operating activities for the six months ended June 30, 2015 was $40.9 million compared to $33.8 million in the same period a year ago.

Dividend and Share Repurchases

A quarterly cash dividend of $0.37 per outstanding share of common stock was declared during the second quarter of 2015. The dividend was paid on July 15, 2015.

In the second quarter 2015, the Company repurchased approximately 126,000 shares of Capella stock for total consideration of $7.1 million. The remaining authorization as of the end of the second quarter was $21.0 million.

Outlook

For the third quarter ending Sept. 30, 2015, Capella University new enrollment growth is expected to be flat to slightly down year-over-year. Total enrollment is expected to grow about 3.0 to 4.0 percent year-over-year, and consolidated revenue is expected to be up about 1.0 to 2.0 percent compared to third quarter 2014.

The consolidated operating margin is anticipated to be approximately 12.5 to 13.5 percent of total revenue for the third quarter of 2015.

“Our third quarter 2015 outlook reflects the variability in the current market environment,” said Steve Polacek, senior vice president and chief financial officer. “We will continue to balance short- and long-term investments to support our learners and drive shareholder value.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation and gainful employment disclosures, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Minnesota Office of Higher Education or other state regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its second quarter 2015 results and outlook during a conference call scheduled today, July 28, 2015, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 75388111. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on July 28 through Aug. 4, 2015, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 75388111. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company
Founded in 1991, Capella Education Company (http://www.capellaeducation.com) is a leader in online education, primarily through our wholly owned subsidiary Capella University (http://www.capella.edu), a regionally accredited* online university with more than 37,000 learners as of June 30, 2015. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI) (http://www.rdi.co.uk), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns Sophia (http://www.sophia.org), an innovative learning platform leveraging technology to support self-paced learning.

*Capella University is accredited by The Higher Learning Commission.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of June 30, 2015	As of December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102,654	$94,003
Marketable securities, current	27,661	29,619
Accounts receivable, net of allowance of $5,886 at June 30, 2015 and $6,558 at December 31, 2014	16,224	17,902
Prepaid expenses and other current assets	13,289	9,007
Deferred income taxes	2,822	2,809
Total current assets	162,650	153,340
Marketable securities, non-current	46,009	43,430
Property and equipment, net	38,300	37,246
Goodwill	16,865	16,961
Intangibles, net	1,658	1,927
Other assets	1,508	1,453
Total assets	$266,990	$254,357
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,276	$6,832
Accrued liabilities	35,123	23,410
Dividends payable	4,667	4,622
Income taxes payable	—	709
Deferred revenue	12,163	11,718
Total current liabilities	57,229	47,291
Deferred rent	2,083	2,440
Other liabilities	2,909	3,698
Deferred income taxes	5,473	5,894
Total liabilities	67,694	59,323

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,117 at June 30, 2015 and 12,243 at December 31, 2014	121	122
Additional paid-in capital	114,687	112,417
Accumulated other comprehensive loss	(269)	(335)
Retained earnings	84,757	82,830
Total shareholders’ equity	199,296	195,034
Total liabilities and shareholders’ equity	$266,990	$254,357

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)
Revenues	$108,007	$104,832	$217,081	$210,428
Costs and expenses:
Instructional costs and services	47,369	45,530	94,430	92,830
Marketing and promotional	25,798	23,113	53,298	48,874
Admissions advisory	7,353	7,146	14,557	14,073
General and administrative	10,372	10,889	20,901	21,354
Lease amendment charges	—	2,690	—	2,690
Total costs and expenses	90,892	89,368	183,186	179,821
Operating income	17,115	15,464	33,895	30,607
Other income (expense), net	54	(171)	(92)	(513)
Income before income taxes	17,169	15,293	33,803	30,094
Income tax expense	6,838	6,249	13,435	12,233
Net income	$10,331	$9,044	$20,368	$17,861
Net income per common share:
Basic	$0.85	$0.74	$1.67	$1.45
Diluted	$0.83	$0.72	$1.64	$1.42
Weighted average number of common shares outstanding:
Basic	12,187	12,293	12,207	12,317
Diluted	12,400	12,518	12,442	12,564
Cash dividends declared per common share	$0.37	$0.35	$0.74	$0.70

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2015	2014
	(Unaudited)
Operating activities
Net income	$20,368	$17,861
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	6,311	6,900
Depreciation and amortization	11,233	12,056
Amortization of investment discount/premium, net	1,134	817
Impairment of property and equipment	—	277
Loss on disposal of property and equipment	27	70
Share-based compensation	3,894	2,758
Excess tax benefits from share-based compensation	(400)	(392)
Deferred income taxes	(460)	(574)
Payment of contingent consideration	—	(906)
Changes in operating assets and liabilities
Accounts receivable	(4,674)	(4,550)
Prepaid expenses and other current assets	(2,918)	(235)
Accounts payable and accrued liabilities	8,290	(60)
Income taxes payable	(2,116)	605
Deferred rent	(357)	(505)
Deferred revenue	585	(273)
Net cash provided by operating activities	40,917	33,849
Investing activities
Capital expenditures	(12,343)	(10,814)
Investment in partnership interest	(57)	(1,063)
Purchases of marketable securities	(18,246)	(42,093)
Maturities of marketable securities	16,485	6,975
Net cash used in investing activities	(14,161)	(46,995)
Financing activities
Excess tax benefits from share-based compensation	400	392
Net proceeds from exercise of stock options	1,087	1,638
Payment of dividends	(9,065)	(8,659)
Repurchases of common stock	(10,493)	(9,926)
Payment of contingent consideration	—	(5,945)
Net cash used in financing activities	(18,071)	(22,500)
Effect of foreign exchange rates on cash	(34)	4
Net increase (decrease) in cash and cash equivalents	8,651	(35,642)
Cash and cash equivalents at beginning of period	94,003	124,097
Cash and cash equivalents at end of period	$102,654	$88,455
Supplemental disclosures of cash flow information
Income taxes paid	$15,987	$12,539
Non-cash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$585	$1,988
Declaration of cash dividend to be paid	$4,561	$4,354
Repurchases of common stock included in accrued liabilities	$499	$—

CAPELLA UNIVERSITY
Other Information

	June 30
Enrollment by Degree (a):	2015	2014	% Change
PhD/Doctoral	10,008	10,524	(4.9)%
Master's	16,576	14,989	10.6%
Bachelor's	9,803	9,345	4.9%
Other	959	933	2.8%
Total	37,346	35,791	4.3%

(a) Enrollment as of June 30, 2015 and 2014 is the enrollment as of the last day of classes for the quarter ended June 30, 2015 and 2014, respectively.